Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statement of operations are derived from the historical consolidated financial statements of Chesapeake Energy Corporation (the “Company”).  The pro forma condensed consolidated balance sheet as of December 31, 2010 gives effect to the disposition of the Company’s Fayetteville Shale upstream and midstream assets as if it had occurred on December 31, 2010.  The pro forma condensed consolidated statement of operations for the year ended December 31, 2010 reflects the Fayetteville Shale asset disposition as if it had occurred on January 1, 2010.  The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the notes thereto and the historical financial statements, including the notes thereto, of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2010.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require the use of estimates that affect the reported amounts of revenues and expenses.  Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results.  However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2010
($ in millions)

	Historical	Pro Forma Adjustments		Pro Forma

CURRENT ASSETS:
Cash and cash equivalents	$102	$926	(a)	$1,028
Other	3,164	(140)	(b)	3,024
Total Current Assets	3,266	786		4,052
PROPERTY AND EQUIPMENT:
Natural gas and oil properties, at cost based on full-cost accounting:
Evaluated natural gas and oil properties	38,952	(4,139)	(c)(d)(e)	34,813
Unevaluated natural gas and oil properties	14,469	(167)	(e)	14,302
Other property and equipment	5,271	(386)	(f)	4,885
Total Property and Equipment, at Cost	58,692	(4,692)		54,000
Less: accumulated depreciation, depletion, and amortization	(26,314)	35	(f)	(26,279)
Total Property and Equipment, net	32,378	(4,657)		27,721
OTHER ASSETS	1,535	—		1,535
TOTAL ASSETS	$37,179	$(3,871)		$33,308

CURRENT LIABILITIES:
Current liabilities	$4,490	$330	(a)(b)	$4,820

LONG-TERM LIABILITIES:
Long-term debt, net	12,640	(3,706)	(a)	8,934
Deferred income tax liabilities	2,384	(475)	(b)	1,909
Other long-term liabilities	2,401	(20)	(d)	2,381
Total Long-Term Liabilities	17,425	(4,201)		13,224

STOCKHOLDERS’ EQUITY:
Stockholders' equity	15,264	—	(g)	15,264

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,179	$(3,871)		$33,308

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
($ in millions, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$5,647	$(443)	(h)	$5,204
Marketing, gathering and compression sales	3,479	(37)	(h)	3,442
Service operations revenue	240	—		240
Total Revenues	9,366	(480)		8,886

OPERATING COSTS:
Production expenses	893	(44)	(h)	849
Production taxes	157	(7)	(i)	150
General and administrative expenses	453	—		453
Marketing, gathering and compression expenses	3,352	(28)	(h)	3,324
Service operations expense	208	—		208
Natural gas and oil depreciation, depletion and amortization	1,394	(311)	(j)	1,083
Depreciation and amortization of other assets	220	(6)	(k)	214
(Gains) losses on sales of other property and equipment	(137)	—		(137)
Other impairments	21	—		21
Total Operating Costs	6,561	(396)		6,165
INCOME (LOSS) FROM OPERATIONS	2,805	(84)		2,721

OTHER INCOME (EXPENSE):
Interest expense	(19)	16	(l)	(3)
Earnings (losses) from equity investees	227	—		227
Losses on redemptions or exchanges of debt	(129)	—		(129)
Impairment of investments	(16)	—		(16)
Other income	16	—		16
Total Other Income (Expense)	79	16		95

INCOME (LOSS) BEFORE INCOME TAXES	2,884	(68)		2,816
INCOME TAX EXPENSE (BENEFIT):
Current income taxes	—	—		—
Deferred income taxes	1,110	(25)	(m)	1,085
Total Income Tax Expense (Benefit)	1,110	(25)		1,085
NET INCOME (LOSS)	1,774	(43)		1,731
Preferred stock dividends	(111)	—		(111)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$1,663	$(43)		$1,620

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$2.63			$2.57
Diluted	$2.51			$2.45

CASH DIVIDEND DECLARED PER COMMON SHARE	$0.30			$0.30

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (in millions):
Basic	631			631
Diluted	706			706

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.
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NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)
Adjustment to reflect the $926 million in excess cash from the sale of the Company’s Fayetteville Shale assets.  Of the $4.637 billion net cash proceeds received, $3.612 billion and $94 million were used to repay all principal amounts under the Company’s corporate and midstream revolving bank credit facilities, respectively, and approximately $5 million was used to repay the associated accrued interest on the facilities,

(b)	Adjustment to reflect the current portion of the deferred tax liability,

(c)
Adjustment to reduce the full-cost pool for the estimated fair market value of $4.286 billion attributable to the Company’s Fayetteville Shale natural gas and oil proved reserves.  The Company follows the full-cost method of accounting and as such, no gain was recognized on the sale of the capitalized Fayetteville Shale natural gas and oil properties,

(d)
Adjustment to reflect the elimination of $20 million of asset retirement obligations associated with the Company’s Fayetteville Shale assets and the associated asset retirement cost capitalized in the full-cost pool,

(e)
Adjustment to reclassify $167 million of the historical cost basis of unevaluated natural gas and oil properties associated with the sale of the Company’s Fayetteville Shale assets as evaluated natural gas and oil properties,

(f)	Adjustment to reduce other property and equipment by $386 million for the sale of the Company’s Fayetteville other property and equipment, and the associated accumulated depreciation of $35 million,

(g)	No material gain or loss is expected to result on the sale of the Company’s other property and equipment based on the preliminary estimated fair market value relative to the proceeds received.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(h)	Adjustment to eliminate revenue and direct operating expenses of the Fayetteville Shale assets,

(i)	Adjustment to reduce production taxes for the production of natural gas and oil relating to the Fayetteville Shale properties,

(j)
Adjustment to reflect the reduction in depreciation, depletion and amortization (“DD&A”) expense based on the reduction in production volumes attributable to the properties sold and revision to the Company’s DD&A rate reflecting the reserve volumes sold.  DD&A is calculated using the unit of production method under full-cost accounting,

(k)	Adjustment to reflect the reduction in DD&A attributable to the sale of the Company’s Fayetteville other property and equipment,

(l)	Adjustment to reflect the reduction in interest expense associated with repayment of the outstanding principal and accrued interest under the corporate and midstream revolving bank credit facilities,

(m)
Adjustment to reflect income tax expense based on the Company's historical statutory tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma condensed consolidated statement of operations.

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